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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the inclusion of our report dated January 31, 1997, on the combined financial statements of Eagle Window & Door, Inc. and Subsidiaries and Taylor Building Products Company (wholly-owned subsidiaries) for the year ended December 31, 1995 and for the eight month period ended August 29, 1996; our report dated June 3, 1997, on the financial statements of Western Insulated Glass, Co. for the year ended October 31, 1996; and our report dated May 28, 1996, on the consolidated financial statements of Forte Computer Easy, Inc. and Subsidiaries for the year ended December 31, 1995 in the Company's Prospectus constituting a part of this Form S-1 Registration Statement.

     We also consent to the reference to us under the captions "Experts" and "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" contained in the Prospectus.

                                          Semple & Cooper, LLP

Certified Public Accountants
Phoenix, Arizona

May 21, 1998